UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 2, 2016

(Date of Earliest Event Reported)

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Walnut Avenue, Suite 310, Fremont, California 94538

(Address of principal executive offices, including zip code)

(949) 250-8888

(Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective February 2, 2016, Jason Hart ceased to serve as President and as an employee of Identiv, Inc. (the “Company”). Mr. Hart’s departure was in connection with a restructuring plan announced by the Company on February 2, 2016, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2015. Effective February 2, 2016, Mr. Hart also resigned as a director of the Company. As previously disclosed, Mr. Hart had notified the Company that he would not stand for re-election to the Board of Directors at the Company’s next annual meeting of stockholders.

(e)

In connection with his departure, the Company will pay Mr. Hart severance pursuant to the letter agreement between Mr. Hart and the Company dated September 14, 2015, filed as Exhibit 10.1 to the Current Report on a Form 8-K filed with the SEC by the Company on September 16, 2015, except that such severance will be paid in a lump sum rather than in equal monthly installments over 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

February 4, 2016	By:	/s/ Steven Finney
Steven Finney
Interim Chief Financial Officer